Exhibit 10.20

THIRTEENTH AMENDMENT TO LEASE AGREEMENT BETWEEN
BRAKER-STONEHOLLOW, LTD. AS LANDLORD,
AS SUCCESSOR-IN-INTEREST TO
METROPOLITAN LIFE INSURANCE COMPANY
AND
ACTIVE POWER, INC., AS TENANT

THIS THIRTEENTH AMENDT TO LEASE AGREEMENT ("Amendment") is made and entered into as of the 7th day of December, 2005, by and between BRAKER-STONEHOLLOW, LTD., a Texas limited partnership, as Successor-in-Interest to METROPOLITAN LIFE INSURANCE COMPANY ("Landlord") and ACTIVE POWER, INC. ("Tenant").

WITNESSETH:

Landlord and Tenant entered into that certain Lease Agreement dated March 12, 1996 (the "Lease" for space in Stonehollow 1), amended by the First Amendment dated June 24, 1996 increasing the square footage to 8,100 square feet in Stonehollow 1, Suite 135, amended by the Second Amendment dated September 4, 1996 notifying Landlord of a name change from "Magnetic Bearing Technologies" to "Active Power, Inc." amended by the Third Amendment dated October 10, 1997 expanding into STONEHOLLOW 2 for approximately an additional15,080 square feet of space located at 11525 Stonehollow Drive, Suite 255, Austin, Texas for a total of23,180 square feet of space, amended by the Fourth Amendment dated August 20, 1999 extending the term in Stonehollow 2, Suite 255 for an additional twelve months, amended by the Fifth Amendment dated February 9, 2000 extending the lease term for Suite 135 and Suite 255 to expire on March 31, 2003 and expansion into Suites 120, 110 and 130 to expire March 31, 2003, amended by the Sixth Amendment dated September 22, 2000 where Tenant expanded into Suite 155, amended by the Seventh Amendment dated April 10, 2001 where the commencement date for Suite 155 is confirmed as December 15, 2000, amended by the Eighth Amendment dated May 7, 2001 where Tenant expanded into Suite 130, amended by the Ninth Amendment dated June 27, 2002 where Tenant was released from Suite 155 and amended by the Tenth Amendment dated January 31, 2003 that extended the lease term of Suites 130 and 135 to expire on March 31, 2005, amended by the Eleventh Amendment dated July 31, 2003 that extended the lease term of Suite 120 to expire on March 31, 2005 and amended by the Twelfth Amendment dated February 8, 2005 that extended the lease term of Suites 120, 130 and 135 to expire on March 31, 2006.

Landlord and Tenant now desire to further amend the Lease Agreement and Amendments in certain respects as more fully hereinafter set forth. Landlord and Tenant agree as follows:

1.
Tenant agrees to renew and extend the lease term for Suite 120 (7,466 square feet), Suite 130 (4,050 square feet) and Suite 135 (8,100 square feet) containing a total of 19,616 square feet, for an additional term of twelve (12) months commencing April 1, 2006 and expiring March 31, 2007.

2.	Beginning April, 2006, the Monthly Base Rental Rate for Suites 120, 130 and 135 shall be as follows:

04/01/06- 03/31/07	$0.75 psf	$14,712.00 monthly

3.	Tenant accepts Suites 120, 130 and 135 in its current "as is" condition with no improvements by Landlord.

[Signatures on following page]

DATED AS OF THE 7th DAY OF March, 2005.

WITNESS:	LANDLORD:

Braker-Stonehollow, Ltd., a Texas limited partnership

By: IND-HP GP, Inc., a Texas corporation general partner

By:
	Title:	Richard E. Anderson
President

DATED AS OF THE 6th DAY OF March, 2005.

WITNESS:	TENANT: